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                                                                        PIONEER]

IMPORTANT INFORMATION ABOUT PIONEER INTERMEDIATE TAX-FREE FUND

[CALLOUT] PIONEER INTERMEDIATE TAX-FREE FUND'S BOARD OF TRUSTEES HAS APPROVED A +ROPOSAL TO MERGE THE FUND INTO PIONEER TAX-FREE INCOME FUND

The Boards of Trustees for Pioneer Intermediate Tax-Free Fund (the Fund) and Pioneer Tax-Free Income Fund have approved a proposal by Pioneer Investment Management to merge the Fund into Pioneer Tax-Free Income Fund. If shareowners approve the merger, they will become shareowners of the surviving fund--Pioneer Tax-Free Income Fund--which will maintain its same investment objective (described below) and management team, including portfolio manager Mark Winter.

The chief reason for this proposal is to enable all shareowners to benefit from the lower expenses currently paid by Pioneer Tax-Free Income Fund. Pioneer Intermediate Tax-Free Fund incurs higher expenses due to its smaller asset size, even with the current voluntary waiver of a portion of its management fees. Expenses could move higher if Pioneer Investment Management decided to discontinue the waiver.

The funds have similar investment objectives; both seek a high level of current income exempt from federal income taxes. The Trustees expect that shareowners will receive the same investment advantages as they currently have, yet with the potential for higher returns given Tax-Free Income Fund's lower expenses.

[CALLOUT] THE CHIEF REASON FOR THIS PROPOSAL IS TO ENABLE ALL SHAREOWNERS TO BENEFIT FROM THE LOWER EXPENSES CURRENTLY PAID BY PIONEER TAX-FREE INCOME FUND

The primary differences between the two funds are:

                      INTERMEDIATE TAX-FREE FUND                  TAX-FREE INCOME FUND
                      ------------------------------------------- -------------------------------------------
CURRENT EXPENSE       1.149% (1.00% with fee waiver)              0.914%
RATIO
--------------------- ------------------------------------------- -------------------------------------------
INVESTMENT QUALITY    Municipal bonds rated in the four highest   Municipal securities rated in the three
                      categories by a nationally recognized       highest rating categories by Moody's
                      rating agency (no more than 15% of assets   Investor[s] Service[s], Inc. or Standard &
                      may be in bonds rated BBB); and notes of    Poor's Rating[s] Group.
                      issuers with bonds rated in the three
                      highest categories.
--------------------- ------------------------------------------- -------------------------------------------
MATURITY              The Fund must keep its dollar weighted      No maturity policy.
                      average maturity to 10 years or less; at
                      least 80% of assets have a maturity of 15
                      years or less.
--------------------- ------------------------------------------- -------------------------------------------
INVESTMENT            The Fund does not concentrate its assets    May invest 25% or more of assets in
CONCENTRATION         in any state or industry.                   issuers in one state or securities where
                                                                  payment is from gas, electric, telephone,
                                                                  water and sewer segments of the municipal
                                                                  bond market.
--------------------- ------------------------------------------- -------------------------------------------

Pioneer Intermediate Tax-Free Fund shareowners will receive a proxy mailing in February, which will be voted on at a meeting in March 1999. If approved, the reorganization is expected to become effective as of March 31, 1999. We hope you'll encourage your clients to vote FOR the proposal.

If you have any questions about Pioneer Intermediate Tax-Free Fund or the upcoming proxy mailing, please call your Pioneer Sales Specialist at 800-622-9876.

------------------------------                                         0199-6043
/FOR BROKER/DEALER USE ONLY  /               (C) Pioneer Funds Distributor, Inc.
/NOT FOR USE WITH THE PUBLIC /               Underwriter of Pioneer mutual funds
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